UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2023
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Amendment is filed as Exhibit 10.1 to this Current Report. The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1 to this Current Report.

On February 8, 2023, as contemplated by the previously disclosed Term Loan Commitment, among Atlas Financial Holdings, Inc. (the “Company”), certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), and the lenders party thereto, the Company and the Borrowers entered into Amendment No. 7, dated as of February 8, 2023 (the “Amendment”), to Convertible Senior Secured Delayed-Draw Credit Agreement (as amended by Amendment No. 1, dated February 2, 2022, Amendment No. 2, dated March 25, 2022, Amendment No. 3, dated June 9, 2022, Amendment No. 4, dated September 6, 2022, and Amendment No. 5, dated October 31, 2022, and Amendment No. 6 dated December 29, 2022 the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), with Sheridan Road Partners, LLC, as administrative agent (in such capacity, the Agent”), the lenders party to the Credit Agreement (the “Original Lenders” and “New Lenders”) and the lenders party to the Amended Credit Agreement (the “Supplemental Lenders” and, together with the Original Lenders, the “Lenders”).

Pursuant to the Amendment, the aggregate principal amount of the term loan facility available to the Borrowers under the Amended Credit Agreement (the “Term Loans”) was increased from $8,075,000 to $8,250,000, with such additional amount to be loaned to the Borrowers by the Lenders as set forth in the Amendment. The $175,000 of additional Term Loans was funded on February 8, 2023 and is expected to be used for general corporate purposes.

The Amendment is filed as Exhibit 10.1 to this Current Report. The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amendment No. 7 to Convertible Senior Secured Delayed-Draw Credit Agreement, dated February 8, 2023, by and among Atlas Financial Holdings, Inc. and certain subsidiaries, Sheridan Road Partners, LLC, as agent, and the lenders named therein**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

** Certain portion of this exhibit (indicated by "[*****]") have been omitted pursuant to Item 601(b)(10) of Regulation S-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
Date: February 13, 2023	By:	/s/ Paul A. Romano
	Name:	Paul A. Romano
	Title:	Vice President and Chief Financial Officer